SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iKang Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

B-6F, Shimao Tower

92A Jianguo Road
Chaoyang District, Beijing 100022

People’s Republic of China

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Stock Purchase Rights	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 3 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by iKang Healthcare Group, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 3, 2015, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on November 30, 2016 and the Amendment No. 2 to Form 8-A filed by the Company with the SEC on November 29, 2017 (including the exhibits thereto, the “Form 8-A”). Capitalized terms used without definition herein shall have the meaning set forth in the Rights Agreement, dated December 2, 2015 (the “Original Rights Agreement”), between the Company and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (the “Rights Agent”), as it was amended by the Amendment No. 1 to Rights Agreement, dated as of November 28, 2016 (the “Amendment No. 1”), the Amendment No. 2 to Rights Agreement, dated as of November 29, 2017 (the “Amendment No. 2”), and the Amendment No. 3 to Rights Agreement, dated as of March 26, 2018 (the “Amendment No. 3” and, together with the Original Rights Agreement and the Amendment No. 1 and Amendment No. 2, the “Rights Agreement”).

Item 1.                                               Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On March 26, 2018, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with IK Healthcare Investment Limited (“Parent”), a special purpose vehicle wholly-owned by one or more affiliates of Yunfeng Capital and Alibaba Group Holding Limited, and IK Healthcare Merger Limited, a wholly-owned subsidiary of Parent. The Company and the Rights Agent entered into the Amendment No. 3 to render the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.

The foregoing summary of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to (i) the Original Rights Agreement, which was filed as Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on December 3, 2015, (ii) the Amendment No. 1, which was filed as Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on November 30, 2016, (iii) the Amendment No. 2, which was filed as Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on November 29, 2017, and (iv) the Amendment No. 3, which was filed as Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on March 28, 2018, each of which is incorporated herein by reference.

Item 2.                                               Exhibits.

Exhibit No.	Description
4.1

Rights Agreement, dated as of December 2, 2015 (the “Rights Agreement”), between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on December 3, 2015).

4.2

Amendment No. 1 to Rights Agreement, dated as of November 28, 2016, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 30, 2016).

4.3

Amendment No. 2 to Rights Agreement, dated as of November 29, 2017, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 29, 2017).

4.4

Amendment No. 3 to Rights Agreement, dated as of March 26, 2018, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on March 28, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IKANG HEALTHCARE GROUP, INC.

	By	/s/ Yang Chen
		Name:	Yang Chen
		Title:	Chief Financial Officer

Date: March 28, 2018

EXHIBIT INDEX

Exhibit No.	Description
4.1

Rights Agreement, dated as of December 2, 2015 (the “Rights Agreement”), between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on December 3, 2015).

4.2

Amendment No. 1 to Rights Agreement, dated as of November 28, 2016, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 30, 2016).

4.3

Amendment No. 2 to Rights Agreement, dated as of November 29, 2017, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on November 29, 2017).

4.4

Amendment No. 3 to Rights Agreement, dated as of March 26, 2018, between iKang Healthcare Group, Inc. and American Stock Transfer & Trust Company, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on March 28, 2018).